Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Brian Hall, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LCI INDUSTRIES REPORTS 2017 THIRD QUARTER RESULTS

2017 Third Quarter Sales Increase $142 million to Record Quarter of $555 million

Elkhart, Indiana - November 2, 2017 - LCI Industries (NYSE: LCII) (“LCI”, or the “Company”), a supplier of components for the leading original equipment manufacturers (“OEMs”) of recreational vehicles (“RVs”) and adjacent industries, and the related aftermarkets of those industries, today reported consolidated net sales for the third quarter of 2017 of $555 million, 35 percent higher than the 2016 third quarter net sales of $412 million. Net income was $32.1 million, or $1.26 per diluted share, for the third quarter ended September 30, 2017, compared to net income of $29.8 million, or $1.19 per diluted share, for the third quarter ended September 30, 2016.

The increase in year-over-year net sales reflects industry-wide growth in wholesale shipments of towable and motorized RVs by OEMs, which increased 26 percent and 13 percent, respectively, in the third quarter of 2017, enhanced by solid growth in content per unit and acquisitions. Net sales from acquisitions completed by the Company over the twelve months ended September 30, 2017 contributed $24 million in the third quarter of 2017. The organic growth rate was 29 percent for the third quarter and acquisitions provided the remainder of the 35 percent increase. Through continued focus on aftermarket channels for the Company’s products, the Company increased net sales to the aftermarket in the third quarter of 2017 by 34 percent to $49 million.

“The RV industry growth trend in 2017 remains strong as third quarter wholesale RV shipments were up 24 percent,” stated Jason Lippert, LCI’s Chief Executive Officer. “RV sales momentum has continued as the industry attracts a new generation of RV enthusiasts, supported by strong economic growth. Orders appear to be strong going into the final quarter as dealer sentiment remains bullish and OEMs continue to add capacity to meet demand. Additionally, we continue to see strong growth in our aftermarket sales. We are expecting October 2017 consolidated net sales to reach approximately $205 million, 40% higher than October 2016.”

The health of the RV industry is determined by retail demand, which is up 11 percent through August, as reported by Statistical Surveys, Inc, and will likely be revised upwards in future months as various states report. Based on the retail sales strength experienced through the first nine months of 2017, as well as sales order backlogs reported by RV OEMs at record levels, the current outlook from several RV OEMs and their dealer networks remains very positive. Additionally, the RVIA’s current forecast of wholesale unit shipments of approximately 480,000 units for the full year 2017 has been revised upward from its original Fall 2016 forecast of 411,000 units. The RVIA’s current forecast for 2018 estimates an increase of an additional two percent to approximately 491,000 units.

The Company’s content per travel trailer and fifth-wheel RV for the twelve months ended September 30, 2017, increased $147 to $3,172, compared to the twelve months ended September 30, 2016, of $3,025. This is the largest increase in seven quarters for travel trailer and fifth-wheel RV content. The Company’s content per motorhome RV for the twelve months ended September 30, 2017, increased $195 to $2,152, compared to the twelve months ended September 30, 2016, of $1,957. The content increases are a combined result of organic growth, including new product introductions, as well as acquisitions and changes in the types of RVs produced industry-wide.

“Our operating profit in the third quarter of 2017 improved 6 percent to $47.9 million,” said Scott Mereness, LCI’s President. “Strong industry growth and accretive acquisitions completed over the last year have contributed to profit

1 of 8

growth for the quarter. We continue to focus on cost management as well as investments in lean initiatives and other operational efficiencies to further improve operating margin while maintaining on-time deliveries to support the growth of the business.”

The improvement in the Company’s operating results were partially offset by continued increases in input costs, primarily steel, aluminum and direct labor. Aluminum costs have increased in excess of 20 percent over the prior year. Labor continues to remain a challenge with Elkhart County unemployment rates at less than three percent. As a result of these increased input costs, the Company has enacted price increases, which are anticipated to fully impact the first quarter of 2018. Additionally, the Company has implemented a number of cost saving initiatives, resulting in severance charges of $1.3 million or $0.03 per diluted share in the third quarter of 2017. These initiatives, along with the price increases, are expected to improve operating income by approximately $38 million annually, or 1.9 percent of operating margin, on the Company’s current run rate.

Balance Sheet and Other Items

At September 30, 2017, the Company’s cash balance was $20 million, a decrease of $66 million from its cash balance of $86 million at the beginning of the year, primarily as a result of $68 million used for acquisitions, $60 million for capital expenditures and $37 million of dividend payments in the first nine months of 2017, offset by operating cash flows. The Company’s outstanding debt was $50 million at September 30, 2017 and December 31, 2016.

Return on equity and return on invested capital for the twelve months ended September 30, 2017, were 24.2 percent and 36.5 percent, respectively.

Jason Lippert concluded, “For the first time in the Company’s history, we have reached $2 billion in revenue for the last twelve months, just four years from achieving $1 billion. We are achieving record top and bottom line numbers, and we are doing it at a time when labor and materials environments are particularly challenging. Our continuing growth story is a testament to the focus of our more than 9,000 team members.”

Conference Call & Webcast

LCI will provide an online, real-time webcast of its third quarter 2017 earnings conference call on the Company’s website, www.lci1.com/investors, on Thursday, November 2, 2017, at 11:00 a.m. Eastern time.

Institutional investors can access the call via the password-protected site, StreetEvents (www.streetevents.com). A replay of the call will be available for two weeks by dialing (855) 859-2056 and referencing access code 1422666. A replay of the webcast will also be available on LCI’s website until the next quarterly conference call.

About LCI Industries

From 52 manufacturing and distribution facilities located throughout the United States and in Canada and Italy, LCI Industries, through its wholly-owned subsidiary, Lippert Components, Inc., supplies, domestically and internationally, a broad array of components for the leading original equipment manufacturers of recreational vehicles; buses; trailers used to haul boats, livestock, equipment and other cargo; trucks; pontoon boats; trains; manufactured homes; and modular housing. The Company also supplies components to the related aftermarkets of these industries primarily by selling to retail dealers, wholesale distributors and service centers. LCI’s products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; vinyl, aluminum and frameless windows; manual, electric and hydraulic stabilizer and leveling systems; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and awning accessories; electronic components; televisions and sound systems; navigation systems; backup cameras; appliances; and other accessories. Additional information about LCI and its products can be found at www.lci1.com.

2 of 8

Forward-Looking Statements
This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company’s Common Stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, employee benefits, employee retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

###

3 of 8

LCI INDUSTRIES
OPERATING RESULTS
(unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,		Last Twelve
	2017	2016	2017	2016	Months
(In thousands, except per share amounts)

Net sales	$1,600,633	$1,275,999	$554,814	$412,370	$2,003,532
Cost of sales	1,224,312	945,104	433,594	306,820	1,529,203
Gross profit	376,321	330,895	121,220	105,550	474,329
Selling, general and administrative expenses	206,225	170,641	73,293	60,412	263,637
Operating profit	170,096	160,254	47,927	45,138	210,692
Interest expense, net	1,162	1,285	311	396	1,555
Income before income taxes	168,934	158,969	47,616	44,742	209,137
Provision for income taxes	53,514	55,597	15,478	14,898	67,418
Net income	$115,420	$103,372	$32,138	$29,844	$141,719

Net income per common share:
Basic	$4.62	$4.20	$1.28	$1.21	$5.68
Diluted	$4.56	$4.15	$1.26	$1.19	$5.60

Weighted average common shares outstanding:
Basic	24,993	24,587	25,060	24,724	24,951
Diluted	25,332	24,882	25,459	25,060	25,289

Depreciation and amortization	$39,856	$33,720	$14,326	$11,530	$52,303
Capital expenditures	$60,342	$21,927	$17,066	$8,956	$81,625

4 of 8

LCI INDUSTRIES
SEGMENT RESULTS
(unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,		Last Twelve
	2017	2016	2017	2016	Months
(In thousands)
Net sales:
OEM Segment:
RV OEMs:
Travel trailers and fifth-wheels	$1,045,465	$836,634	$357,940	$263,579	$1,308,713
Motorhomes	114,887	85,762	41,595	29,373	145,316
Adjacent industries OEMs	310,373	253,088	106,386	82,963	389,303
Total OEM Segment net sales	1,470,725	1,175,484	505,921	375,915	1,843,332
Aftermarket Segment:
Total Aftermarket Segment net sales	129,908	100,515	48,893	36,455	160,200
Total net sales	$1,600,633	$1,275,999	$554,814	$412,370	$2,003,532

Operating profit:
OEM Segment	$151,867	$144,102	$41,025	$39,049	$188,615
Aftermarket Segment	18,229	16,152	6,902	6,089	22,077
Total operating profit	$170,096	$160,254	$47,927	$45,138	$210,692

5 of 8

LCI INDUSTRIES
BALANCE SHEET INFORMATION
(unaudited)

	September 30,		December 31,
	2017	2016	2016
(In thousands)

ASSETS
Current assets
Cash and cash equivalents	$19,762	$95,060	$86,170
Accounts receivable, net	139,144	89,626	57,374
Inventories, net	229,763	161,312	188,743
Prepaid expenses and other current assets	45,384	28,572	35,107
Total current assets	434,053	374,570	367,394
Fixed assets, net	210,304	153,167	172,748
Goodwill	123,001	93,925	89,198
Other intangible assets, net	134,761	109,553	112,943
Deferred taxes	32,380	29,208	31,989
Other assets	21,277	14,095	12,632
Total assets	$955,776	$774,518	$786,904

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, trade	$88,148	$55,681	$50,616
Accrued expenses and other current liabilities	109,849	97,733	98,735
Total current liabilities	197,997	153,414	149,351
Long-term indebtedness	49,918	49,940	49,949
Other long-term liabilities	60,805	39,796	37,335
Total liabilities	308,720	243,150	236,635
Total stockholders’ equity	647,056	531,368	550,269
Total liabilities and stockholders’ equity	$955,776	$774,518	$786,904

6 of 8

LCI INDUSTRIES
SUMMARY OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2017	2016
(In thousands)
Cash flows from operating activities:
Net income	$115,420	$103,372
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	39,856	33,720
Stock-based compensation expense	15,042	11,421
Deferred taxes	—	183
Other non-cash items	3,655	1,728
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(69,720)	(46,028)
Inventories, net	(33,780)	13,451
Prepaid expenses and other assets	(18,662)	(7,659)
Accounts payable, trade	29,856	23,827
Accrued expenses and other liabilities	27,192	30,093
Net cash flows provided by operating activities	108,859	164,108
Cash flows from investing activities:
Capital expenditures	(60,342)	(21,927)
Acquisitions of businesses, net of cash acquired	(67,876)	(34,237)
Proceeds from sales of fixed assets	348	533
Other investing activities	(105)	(316)
Net cash flows used for investing activities	(127,975)	(55,947)
Cash flows from financing activities:
Exercise of stock-based awards, net of shares tendered for payment of taxes	(7,313)	409
Proceeds from line of credit borrowings	9,715	81,458
Repayments under line of credit borrowings	(9,715)	(81,458)
Payment of dividends	(37,346)	(22,078)
Payment of contingent consideration related to acquisitions	(2,574)	(2,719)
Other financing activities	(59)	(1,018)
Net cash flows used for financing activities	(47,292)	(25,406)

Net (decrease) increase in cash and cash equivalents	(66,408)	82,755

Cash and cash equivalents at beginning of period	86,170	12,305
Cash and cash equivalents at end of period	$19,762	$95,060

7 of 8

LCI INDUSTRIES
SUPPLEMENTARY INFORMATION
(unaudited)

	Nine Months Ended			Three Months Ended
	September 30,			September 30,			Last Twelve
	2017		2016	2017		2016	Months
Industry Data(1) (in thousands of units):
Industry Wholesale Production:
Travel trailer and fifth-wheel RVs	321.3		272.4	103.9		82.4	411.6
Motorhome RVs	47.3		41.6	14.5		12.8	60.5
Industry Retail Sales:
Travel trailer and fifth-wheel RVs	324.5	(2)	294.4	113.7	(2)	108.7	382.8	(2)
Impact on dealer inventories	(3.2)	(2)	(22.0)	(9.8)	(2)	(26.3)	28.8	(2)
Motorhome RVs	42.3	(2)	37.5	13.8	(2)	13.2	51.6	(2)

				Twelve Months Ended
				September 30,
				2017		2016
LCI Content Per Industry Unit Produced:
Travel trailer and fifth-wheel RV				$3,172		$3,025
Motorhome RV				$2,152		$1,957

				September 30,			December 31,
				2017		2016	2016
Balance Sheet Data:
Current ratio				2.2		2.4	2.5
Total indebtedness to stockholders' equity				0.1		0.1	0.1
Days sales in accounts receivable				22.5		19.4	15.8
Inventory turns, based on last twelve months				7.8		7.3	7.5

				2017
Estimated Full Year Data:
Capital expenditures				$ 70 - $ 80 million
Depreciation and amortization				$ 55 - $ 60 million
Stock-based compensation expense				$ 19 - $ 21 million
Annual tax rate				32% - 33%

(1) Industry wholesale production data for travel trailer and fifth-wheel RVs and motorhome RVs provided by the Recreation Vehicle Industry Association. Industry retail sales data provided by Statistical Surveys, Inc.
(2) September 2017 retail sales data for RVs has not been published yet, therefore 2017 retail data for RVs includes an estimate for September 2017 retail units. Retail sales data will likely be revised upwards in future months as various states report.

8 of 8